                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             SEQUOIA SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                             SEQUOIA SYSTEMS, INC.
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                             Sequoia Systems, Inc.
                  5959 Corporate Drive, Houston, Texas 77036

                 NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD WEDNESDAY, APRIL 16, 1997

  The Annual Meeting of Stockholders of Sequoia Systems, Inc. (the "Company") will be held at the offices of Texas Microsystems, Inc., 5959 Corporate Drive, Houston, Texas on Wednesday, April 16, 1997 at 10:00 a.m., local time, to consider and act upon the following matters:

  1. To elect two Class III Directors for the ensuing three years.

  2. To approve a proposed amendment to Article I of the Company's Amended Restated Certificate of Incorporation, changing the name of the Company to "Texas Micro, Inc."

  3. To amend the Company's 1993 Employee Stock Purchase Plan by extending its termination date by two years, from June 30, 1997 until June 30, 1999, and by permitting employee purchases thereunder until such date.

  4. To amend the Company's Long Term Incentive Plan by increasing the number of options available for grant thereunder from 600,000 to 950,000 options.

  5. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the 1997 fiscal year.

  6. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on February 21, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

  You are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to review the enclosed Proxy Statement and to sign and return the enclosed proxy card in the enclosed prepaid envelope as promptly as possible. If you attend the meeting and desire to revoke your proxy and vote in person, you may, of course, do so. In all cases, a proxy may be revoked at any time before its exercise in the manner specified herein.

                                          Sincerely,

                                          LOGO
                                          Jeremy F. Swett
                                          Secretary

Houston, Texas
February 28, 1997

                             SEQUOIA SYSTEMS, INC.
                  5959 CORPORATE DRIVE, HOUSTON, TEXAS 77036

 PROXY STATEMENT FOR THE 1996 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL
                                   16, 1997

GENERAL

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Sequoia Systems, Inc. (the "Company" or "Sequoia") for use at the Annual Meeting to be held on Wednesday, April 16, 1997 at the offices of Texas Microsystems, Inc., 5959 Corporate Drive, Houston, Texas, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof (the "Annual Meeting"). All proxies will be voted in accordance with the instructions therein, and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. If any other matters are properly presented at the Annual Meeting for consideration the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Company.

  On February 21, 1997, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote 14,367,986 shares of common stock, par value $.40 per share, of the Company ("Common Stock"), each share of which is entitled to one vote on each of the matters to be voted upon at the meeting.

  This Proxy Statement and Notice of Annual Meeting and the accompanying form of proxy are first being mailed to stockholders on or about the date of this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as of January 15, 1997 with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director; (iii) each executive officer named in the Summary Compensation Table under the heading "Executive Compensation" and (iv) all directors and executive officers as a group:

                                                 NUMBER OF SHARES     PERCENTAGE OF COMMON
   NAME AND ADDRESS OF 5% BENEFICIAL OWNER   BENEFICIALLY OWNED(1)(2) STOCK OUTSTANDING(2)
   ---------------------------------------   ------------------------ --------------------
   W. Wayne Patterson............                     981,100(3)               6.8%
   3324 Ella Lee Lane
   Houston, Texas 77019
   DIRECTORS AND EXECUTIVE OFFICERS
   --------------------------------
   Dean C. Campbell..............                      53,004(4)                *
   A. Theodore Engkvist..........                      29,500(5)                *
   Francis J. Hughes, Jr.........                     310,571(6)               2.1
   Dennis M. Malloy..............                      32,000(7)                *
   Frank B. Ryan.................                      14,500(8)                *
   John F. Smith.................                      19,500(9)                *
   J. Michael Stewart............                   1,912,116(10)             13.2
   Richard B. Goldman............                           0                   *
   William C. Gould..............                      58,177(11)               *
   John C. Leonardo, Jr..........                     155,748(12)              1.1
   Cornelius P. McMullan.........                           0                   *
   James A. Reinhold.............                      23,911                   *
   Jack J. Stiffler..............                     146,282(13)              1.0
   All Directors and Executive
    Officers as a group
    (18 persons).................                   2,870,048(14)             19.9

--------
  * Less than 1%

 (1) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares by the respective stockholders. Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed.
 (2) For purposes of this table, the number of shares of Common Stock of the Company owned by each director or executive officer is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of Common Stock as to which each director or executive officer has sole or shared voting or investment power and also any shares of Common Stock with respect to which any options held by such director or executive officer are exercisable within 60 days after January 15, 1997.
 (3) Includes 691,074 shares owned directly or indirectly by Mr. Patterson and 217,320 shares belonging to Mr. Patterson's children under the Texas Uniform Gift to Minors Act, as to which he disclaims beneficial ownership.
 (4) Comprised of 25,504 shares owned by Mr. Campbell and 27,500 shares issuable pursuant to stock options which are exercisable by Mr. Campbell within 60 days after January 15, 1997.
 (5) Comprised of 10,000 shares owned by Mr. Engkvist and 19,500 shares issuable pursuant to stock options which are exercisable by Mr. Engkvist within 60 days after January 15, 1997.
 (6) Includes (i) 178,571 shares owned by American Research and Development II, L.P. ("ARD") of which Mr. Hughes is a general partner (or a general partner of a general partner), and (ii) 37,500 shares issuable pursuant to stock options which are exercisable by ARD within 60 days after January 15, 1997, as to each of which Mr. Hughes disclaims beneficial ownership. Also includes 1,500 shares held by Mr. Hughes and 93,000 shares issuable pursuant to stock options which are exercisable by Mr. Hughes within 60 days after January 15, 1997.
 (7) Comprised of 15,000 shares owned by Mr. Malloy and 17,000 shares issuable pursuant to stock options which are exercisable by Mr. Malloy within 60 days after January 15, 1997.
 (8) Comprised of shares issuable pursuant to stock options which are exercisable by Dr. Ryan within 60 days after January 15, 1997.
 (9) Comprised of shares issuable pursuant to stock options which are exercisable by Mr. Smith within 60 days after January 15, 1997.
(10) Includes 954,043 shares owned by Mr. Stewart's wife and 63,574 shares owned by his children under the Texas Uniform Gift to Minors Act (as to all of which he disclaims beneficial ownership) and 37,456 shares issuable pursuant to stock options which are exercisable by Mr. Stewart within 60 days after January 15, 1997.
(11) Comprised of 4,000 shares owned by Mr. Gould and 54,177 shares issuable pursuant to stock options which are exercisable by Mr. Gould within 60 days after January 15, 1997.
(12) Comprised of 120,500 shares owned by Mr. Leonardo and 35,248 shares issuable pursuant to stock options which are exercisable by Mr. Leonardo within 60 days after January 15, 1997.
(13) Comprised of 59,331 shares owned by Dr. Stiffler, 390 shares owned by Dr. Stiffler's wife (as to which Dr. Stiffler disclaims beneficial ownership) and 86,561 shares issuable pursuant to stock options which are exercisable by Dr. Stiffler within 60 days after January 15, 1997.
(14) Includes an aggregate of 499,681 shares which all executive officers and directors have the right to acquire under outstanding stock options exercisable within 60 days after January 15, 1997. Also includes those shares listed above the beneficial ownership of which is disclaimed.

VOTES REQUIRED

  The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented in person or by proxy at the Annual Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the meeting) will be tabulated by the inspectors of election appointed for the Annual Meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote with respect to any particular matter, but such abstentions will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter by a stockholder present in person or represented by proxy at the Annual Meeting has the same legal effect as a vote "against" the matter. If a broker holding Common Stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Therefore, a "broker non-vote" on a matter has no effect on the voting on such matter.

  Assuming that a quorum is present, the votes required at the Annual Meeting are as follows: The approval of the proposal to elect Class III Directors will require the affirmative vote of a plurality of the votes cast for the election of directors. The approval of the charter amendment regarding a change in the name of the Company will require the affirmative vote of a majority of the outstanding shares of the Company's Common Stock. Approval of the 1993 Employee Stock Purchase Plan amendment proposal, the Long Term Incentive Plan amendment proposal and the proposal to elect independent accountants will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented by proxy at the Annual Meeting.

                         ITEM 1--ELECTION OF DIRECTORS

  Sequoia has a classified Board consisting of two Class I Directors, three Class II Directors and two Class III Directors. Pursuant to Sequoia's bylaws, directors are elected for terms ending on the date of the third annual meeting following the annual meeting at which any given director is elected.

  The persons named in the enclosed proxy will vote to elect as Class III Directors J. Michael Stewart and Frank B. Ryan (the "Nominees"), unless the proxy is marked otherwise. Each Nominee is currently a director of the Company. Sequoia has no nominating committee and all nominations are made by the Sequoia Board. The Nominees have indicated their willingness to serve, if elected; however, if any Nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by the Board.

  There are no family relationships between or among any officers or directors of Sequoia.

  The following table sets forth the name, age, length of service as a director of each member of the Board, including the Nominees, information given by each concerning all positions he has held with the Company, his principal occupation and business experience for the past five years and the names of other publicly held companies of which he serves as a director:

           NOMINEES FOR TERM EXPIRING IN 1999 (CLASS III DIRECTORS)

J. MICHAEL STEWART

  Mr. Stewart, age 49, became a director of the Company on March 31, 1995. He has been President and Chief Executive Officer of the Company since January 30, 1996; from March 31, 1995, when Sequoia merged with Texas Microsystems, Inc., until he was elected to his present position, he was Executive Vice President of Sequoia and President and Chief Operating Officer of its Texas Microsystems subsidiary. Prior to the merger of Sequoia and Texas Microsystems, Mr. Stewart was President and Chief Operating Officer of the latter since co-founding it in 1975.

FRANK B. RYAN

  Dr. Ryan, age 60, was elected a director of the Company on March 12, 1996. He has been a Professor of Applied Mathematics at Rice University since 1990 and is a director of America West Airlines and Danielson Holding Corporation.

           DIRECTORS WHOSE TERMS EXPIRE IN 1997 (CLASS I DIRECTORS)

DEAN C. CAMPBELL

  Mr. Campbell, age 47, has been a director of the Company since 1989. He is General Partner of Campbell Venture Management, L.P. and has been associated with that firm and its predecessors since 1982. Mr. Campbell is also a director of Telco Systems Corp. and R. F. Monolithics, Inc.

JOHN F. SMITH

  Mr. Smith, age 61, has been a director of the Company since 1993. He is President and a director of PerSeptive Biosystems, Inc. and was previously President of Mycos International, Inc. Mr. Smith retired from Digital Equipment Corporation in 1993 as Senior Vice President and Chief Operating Officer, after many years in various senior management positions. Mr. Smith is also a director of Instron Corporation, Hadco Corporation and Ansyss, Inc.

           DIRECTORS WHOSE TERMS EXPIRE IN 1998 (CLASS II DIRECTORS)

FRANCIS J. HUGHES, JR.

  Mr. Hughes, age 46, has been a director of the Company since 1987. He is President of American Research & Development Corporation, a venture capital firm, and has been associated with that firm and its predecessors since 1982. Mr. Hughes is also a director of Ceramics Process Systems Corporation and R.
F. Monolithics, Inc.

A. THEODORE ENGKVIST

  Mr. Engkvist, age 61, has been a director of the Company since 1994. He has been President of ENJO Consulting, a management consulting company, since 1992. He is a retired officer of NYNEX Corporation where he held a number of executive positions during a lengthy career.

DENNIS M. MALLOY

  Mr. Malloy, age 49, has been a director of the Company since 1995. He has been President of Malloy's Cash Register Company since 1984 and is also a director of Pinemont Bank.

BOARD AND COMMITTEE MEETINGS

  The Company has standing Audit and Compensation Committees. The Audit Committee provides the opportunity for direct contact between the Company's independent accountants and the Board. The Audit Committee has responsibility for recommending the appointment of Sequoia's independent accountants, reviewing the scope and results of audits and reviewing the Company's internal accounting control policies and procedures. During the fiscal year ended June 30, 1996, the Audit Committee consisted of Mr. Smith, Chairman, and Messrs. Campbell, Engkvist, Hughes and Malloy. The Committee held six meetings during fiscal 1996.

  The Compensation Committee is responsible for establishing and administering the policies which govern both annual compensation and, in conjunction with the full Sequoia Board, equity ownership. During the fiscal year ended June 30, 1996, the Compensation Committee consisted of Mr. Hughes, Chairman, and Messrs. Campbell and Smith; it held five meetings during fiscal 1996.

  The Board held eleven meetings during the fiscal year ended June 30, 1996. During fiscal 1996, each director attended at least 75% of the total number of meetings of the Sequoia Board and all committees of the Sequoia Board on which he served.

EXECUTIVE OFFICERS

  Executive officers are elected by the Board annually at its meeting immediately following the Annual Meeting of Stockholders and hold office until the next such Annual Meeting unless they sooner resign or are removed from office.

  The following table lists the name, age and position of the current executive officers* of the Company.

              NAME            AGE                    POSITION
              ----            ---                    --------
   J. Michael Stewart........  49 President and Chief Executive Officer
   John C. Leonardo, Jr. ....  57 Executive Vice President; Chief Operating
                                  Officer, Texas Microsystems, Inc.
   Jack J. Stiffler..........  62 Executive Vice President, Chief Technical
                                  Officer and General Manager, Technology
                                  Business Unit
   Ronald Groen..............  34 Vice President, PC Products, Worldwide, Texas
                                  Microsystems, Inc.
   James E. McDermott........  48 Vice President, Operations, Texas
                                  Microsystems, Inc.
   Jeremy F. Swett...........  53 Vice President, General Counsel and Secretary
   Christopher M. Melson.....  40 Vice President, Engineering, Texas
                                  Microsystems, Inc.

--------
* In addition to the above officers, K.R. Sumrall, age 45, is Acting Chief Financial Officer of the Company. Mr. Sumrall is Controller and Secretary of Texas Microsystems, Inc.

  Mr. Stewart is a co-founder of Texas Microsystems, Inc. and served as its President and Chief Operating Officer for many years. He was elected President and Chief Executive Officer of the Company on January 30, 1996.

  Mr. Leonardo assumed his current position effective May 1, 1996; he had been Senior Vice President, Marketing and Sales of Texas Microsystems, Inc. since 1990. He is party to an agreement with the Company dated May 1, 1996 that provides for a specified salary and bonus formula and certain benefits in the case of involuntary termination of employment or change of control.

  Dr. Stiffler, a co-founder of Sequoia, has served as Chief Technical Officer since Sequoia's formation in 1981 and has served as Executive Vice President since October 1987 and General Manager, Technology Business Unit since July 1993. Dr. Stiffler is an inventor under ten patents for error-control coding and computer technology. He is party to an agreement with the Company that provides for certain salary continuation and severance benefits in the event of termination of employment under specified circumstances.

  Mr. Groen was appointed to his current position on July 1, 1996. Prior to that time, he was Managing Director of Texas Microsystems' international sales operations since 1992, before which he held several financial management positions with other companies in the computer industry.

  Mr. McDermott has held his present position since 1993 and was previously Operations Manager of Diversified Technology, Inc. since 1989.

  Mr. Swett joined Sequoia as General Counsel in June 1994 and was elected Vice President, General Counsel and Secretary in December 1994. Prior to joining Sequoia, Mr. Swett was Associate General Counsel of Wyman-Gordon Company from 1992 to 1994 and Corporate Counsel prior to 1992. He is party to an agreement with the Company that provides for certain salary continuation and severance benefits in the event of termination of employment under specified circumstances.

  Mr. Melson became employed by the Company on December 16, 1996. Prior to joining the Company, Mr. Melson held a number of increasingly responsible engineering management positions at Tandem Computers Incorporated since 1990.

DIRECTORS' COMPENSATION

  Sequoia's non-employee directors are paid a fee of $1,750 for each meeting attended (up to a maximum of six meetings per year) and are reimbursed for out-of-pocket expenses incurred in attending Board and Committee meetings. Each non-employee director then serving as a director also received an option to purchase 2,500 shares of Sequoia Common Stock on July 1, 1995 at an exercise price of $4.25 per share under Sequoia's 1995 Outside Directors' Stock Option Plan (the "1995 Directors' Plan").

  Under a consulting agreement with the Company, Francis J. Hughes, Jr., Chairman of the Board, is eligible to receive $1,000 per day for consulting services (up to a maximum of $7,500 per month). Mr. Hughes did not provide any consulting services or receive any payments under this agreement during fiscal 1996. Under a consulting agreement with the Company, John F. Smith, a director of the Company, is eligible to receive $2,500 per day for consulting services. Mr. Smith did not provide any consulting services or receive any payments under this agreement during fiscal 1996.

  Directors who are officers or employees of Sequoia do not receive any additional compensation for their services as directors.

NAMED EXECUTIVE OFFICERS' COMPENSATION

  The following table sets forth all cash and non-cash compensation for each of the last three fiscal years awarded to or earned by J. Michael Stewart and Cornelius P. McMullan, each of whom served as President and Chief Executive Officer for a portion of fiscal 1996, Richard B. Goldman, who resigned form the Company prior to the end of the fiscal year, and the four other most highly compensated executive officers of Sequoia whose cash compensation exceeded $100,000 during the fiscal year ended June 30, 1996 (such executive officers are collectively referred to herein as the "named executive officers"):

                          SUMMARY COMPENSATION TABLE

                                 ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                         --------------------------------------- --------------------------
                                                                       AWARDS       PAYOUTS
                                                                 ------------------ -------
                                                       OTHER     RESTRICTED
       NAME AND                                        ANNUAL      STOCK             LTIP    ALL OTHER
  PRINCIPAL POSITION     YEAR  SALARY       BONUS   COMPENSATION   AWARDS   OPTIONS PAYOUT  COMPENSATION
  ------------------     ---- --------     -------- ------------ ---------- ------- ------- ------------
J. Michael Stewart.....  1996 $211,300            0     N/A         N/A      46,000   N/A            0
 President and Chief     1995 $ 43,269(2)  $ 22,156     N/A         N/A      50,000   N/A            0
 Executive Officer(1)    1994      N/A(2)         0     N/A         N/A         N/A   N/A            0
Cornelius P. McMullan..  1996 $238,657(12)        0     N/A         N/A      48,000   N/A     $440,042(4)
 President and Chief     1995 $216,922     $ 90,828     N/A         N/A      50,000   N/A     $  3,048(5)
 Executive Officer(3)    1994 $206,511     $ 84,000     N/A         N/A     120,000   N/A     $  2,690(6)
Richard B. Goldman.....  1996 $210,057(12)        0     N/A         N/A      24,000   N/A     $  4,716(6)
 Executive Vice
  President              1995 $190,438     $ 51,156     N/A         N/A      15,000   N/A     $  1,343(6)
 and Chief Financial
  Officer(7)             1994 $177,384     $ 93,875     N/A         N/A      20,000   N/A     $  2,391(6)
Jack J. Stiffler.......  1996 $191,841            0     N/A         N/A      23,000   N/A     $ 74,349(8)
 Executive Vice
  President,             1995 $183,749     $ 42,715     N/A         N/A           0   N/A     $  5,167(6)
 General Manager,        1994 $177,384     $ 78,750     N/A         N/A      25,000   N/A     $  1,043(6)
 Technology Business
  Unit
 and Chief Technical
  Officer
John C. Leonardo,
 Jr.(9)................  1996 $186,656     $ 59,278     N/A         N/A      84,000   N/A            0
 Executive Vice
  President,             1995 $177,192     $181,685     N/A         N/A      25,000   N/A     $109,767(11)
 Chief Operating
  Officer,               1994 $170,000     $  4,820     N/A         N/A         N/A   N/A            0
 Texas Microsystems,
  Inc.
James A. Reinhold(10)..  1996 $155,452            0     N/A         N/A      30,000   N/A            0
 Senior Vice President,  1995 $196,609     $ 99,122     N/A         N/A      25,000   N/A            0
 Texas Microsystems,
  Inc.                   1994 $136,600     $ 16,378     N/A         N/A         N/A   N/A            0
William C. Gould(13)...  1996 $149,750            0     N/A         N/A      20,000   N/A     $  4,716(6)
 Executive Vice
  President              1995 $136,892     $ 38,141     N/A         N/A      15,000   N/A     $  2,466(6)
                         1994 $130,210     $ 65,000     N/A         N/A      15,000   N/A     $  1,232(6)

--------
 (1) Mr. Stewart was elected President and Chief Executive Officer on January 30, 1996; compensation reported represents all compensation paid to him with respect to fiscal 1996, including compensation earned as Executive Vice President of the Company and President and Chief Operating Officer of Texas Microsystems, Inc. His base annual salary was increased to $300,000 effective January 30, 1996.
 (2) Represents salary paid to Mr. Stewart by the Company subsequent to the Company's merger with Texas Microsystems, Inc. during the period March 31, 1995 through June 30, 1995, based on an annual salary of $187,500. Prior to such merger, Mr. Stewart was compensated in the form of a fee paid pursuant to an Operating and Management Agreement with Texas Microsystems, Inc. which terminated on the effective date of the merger.
 (3) Mr. McMullan resigned from the Company on January 30, 1996.
 (4) Represents $431,583 of gains on exercise of stock options, $7,830 as the value of group term life insurance paid by the Company and $629 for tax services.
 (5) Represents $2,419 as the value of group term life insurance paid by the Company and $629 for tax services.
 (6) Represents the value of group term life insurance paid by the Company.
 (7) Mr. Goldman resigned from the Company on May 17, 1996.
 (8) Represents $64,500 of gains on exercise of stock options and $9,849 as the value of group term life insurance paid by the Company.
 (9) Mr. Leonardo became an executive officer of the Company effective May 1, 1996.
(10) Mr. Reinhold resigned from the Company effective September 20, 1996.
(11) Represents gains on exercise of stock options.
(12) Includes certain severance payments.
(13) Mr. Gould resigned from the Company effective January 14, 1997.

OPTION GRANTS AND EXERCISES

  The following tables summarize (i) option grants and exercises during fiscal 1996 to or by the named executive officers and (ii) the value of the options held by such persons at the end of fiscal 1996. No Stock Appreciation Rights were granted during fiscal 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
                         -------------------------------------------------
                                                                           POTENTIAL REALIZABLE VALUE
                         NUMBER OF    PERCENT OF                            AT ASSUMED ANNUAL RATE OF
                         SECURITIES TOTAL OPTIONS                           STOCK PRICE APPRECIATION
                         UNDERLYING   GRANTED TO   EXERCISE OR                 FOR OPTION TERM(3)
                          OPTIONS     EMPLOYEES     BASE PRICE  EXPIRATION ---------------------------
          NAME           GRANTED(1) IN FISCAL YEAR PER SHARE(2)    DATE         5%            10%
          ----           ---------- -------------- ------------ ---------- ------------- -------------
J. Michael Stewart......   46,000         2%          $3.875     3/11/06   $     112,100 $     284,085
Cornelius P. McMullan...   48,000         2%          $6.750     8/07/05   $     203,762 $     516,373
Richard B. Goldman......   24,000         1%          $3.875     3/11/06   $      58,488 $     148,218
Jack J. Stiffler........   23,000         1%          $3.875     3/11/06   $      56,050 $     142,042
John C. Leonardo........   84,000         3%          $3.875     3/11/06   $     204,705 $     518,763
James A. Reinhold.......   30,000         1%          $3.875     3/11/06   $      73,109 $     185,273
William C. Gould........   20,000         1%          $3.875     3/11/06   $      48,739 $     123,515

--------
(1) Options generally become exercisable at the rate of 1/48th of the shares subject to the option commencing on the first day of the first month immediately following the month of grant and the first of each month thereafter.
(2) The exercise price of each option grant was equal to the fair market value of the Common Stock on the date of grant.
(3) Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option terms. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted and are not intended to forecast future appreciation of the price of the Company's Common Stock. The named executive officers will realize no gain upon the exercise of these options without an increase in the price of the Company's Common Stock, which increase will benefit all Company stockholders proportionately.

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                         NUMBER OF           VALUE OF UNEXERCISED
                           SHARES                   UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                          ACQUIRED      VALUE       AT FISCAL YEAR END        AT FISCAL YEAR END
          NAME           ON EXERCISE REALIZED(1) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           ----------- ----------- ------------------------- -------------------------
J. Michael Stewart......         0           0        23,456 / 72,544                $0 / $    0
Cornelius P. McMullan...   160,000    $431,583                      0                $0 / $
Richard B. Goldman......         0           0        87,586 / 72,544                $0 / $    0
Jack J. Stiffler........    10,000    $ 64,500        94,829 / 27,940          $104,909 / $3,225
John C. Leonardo........         0           0        19,353 / 89,647                $0 / $    0
James A. Reinhold.......         0           0        12,603 / 42,397                $0 / $    0
William C. Gould........         0           0        46,884 / 27,816          $ 29,363 / $3,225

--------
(1) On January 15, 1997, the last reported sales price of Sequoia Common Stock on the Nasdaq National Market was $2.188 per share.

REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee of the Board (the "Compensation Committee") is composed entirely of non-employee directors of Sequoia. The Compensation Committee is responsible for establishing and administering the policies which govern both annual compensation and, in conjunction with the full Board, equity ownership.

  This report is submitted by the Compensation Committee and addresses Sequoia's policies for the fiscal year ended June 30, 1996 as they applied to
J. Michael Stewart and Cornelius P. McMullan, each of whom served as President and Chief Executive Officer of the Company during a portion of such fiscal year, and each of the Company's other executive officers.

 Executive Compensation Philosophy

  The Compensation Committee uses its compensation program to achieve the following objectives:

  . To attract and retain superior talent and reward performance.

  . To align management's interest with the success of Sequoia in resolving
    Sequoia's most critical strategic and operational issues by placing a portion of cash compensation at risk in relation to management's resolution of such issues and Sequoia's performance.

  . To align management's interests with Sequoia stockholders by including long-term equity incentives.

  . To increase profitability of Sequoia and, accordingly, increase stockholder value.

  The Compensation Committee believes that the executive compensation program provides an overall level of compensation that is competitive within the computer industry and among companies of comparable size and complexity. For fiscal year 1996, the key goal facing the Compensation Committee was maintaining a level of profitability consistent with the long term strategic development of the corporation. The at-risk elements of compensation, which include the annual incentive and stock option plans, provided an additional incentive to the executive officers to attain this goal in fiscal 1996.

 Procedure for Establishing Compensation

  Each fiscal year the Compensation Committee establishes an annual salary plan for Sequoia's senior executive officers based on recommendations by Sequoia's Chief Executive Officer and Director of Human Resources. In addition, the Compensation Committee proposes an annual compensation plan for Sequoia's Chief Executive Officer and submits it for approval to the Sequoia Board.

  The Compensation Committee believes that, based on its review of computer industry compensation data, the base salaries of Sequoia's senior executive officers are comparable to base salaries of senior executive officers of similar companies in the computer industry and that the Company's overall compensation policy must remain competitive in order for it to attract, motivate and retain its key individuals. In determining the size and relative mix of incentive based compensation, the Compensation Committee relied on the prior year work of a consultant to assist in the assessment of the best means of (i) maintaining competitive compensation policies and (ii) helping the Company attain certain performance and strategic goals through the use of incentives.

 Executive Officer Compensation

  Sequoia's executive officers' compensation consists of base salary, annual incentive compensation, long-term incentives in the form of stock options, and certain benefits such as term life insurance and other plans which are generally available to all employees of the Company.

  Base Salary. Base salary compensation is set within the range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and of comparable size and complexity as determined by the Compensation Committee after a review of computer industry compensation data. The Compensation Committee believes that base salary is not the primary compensation tool used to motivate the Company's executives.

  Annual and Long-term Incentive Compensation. Annual incentive compensation and long-term incentive compensation are more closely tied to the Company's success in achieving financial performance and strategic goals and represent a substantial portion of the total compensation available to its executives.

  Annual Incentive Compensation. Annual incentive compensation relating to Sequoia's executive officers for the fiscal year ended June 30, 1996 was generally tied to the achievement of (i) critical financial goals related to profitability and, in certain cases, sales and cash position, and (ii) specific goals related to the individual executive's functional responsibility.

  Stock Options. The Compensation Committee considers an executive's past performance in determining an award on an annual basis, and, in addition, the Compensation Committee believes that the retention of an individual is of paramount importance in the determination of stock option grants. Stock options are granted at an option price equal to the fair market value of Sequoia's Common Stock on the date of grant and generally vest over a four-year period. The Compensation Committee believes that stock options provide the most significant compensation opportunity for executives.

  Benefits. Sequoia's executive officers are entitled to receive medical and term life insurance benefits and to participate in Sequoia's 401(k) savings plan on the same basis as other full-time employees of Sequoia, with the exception that they are provided at no cost with additional life insurance in an amount equal to twice their base salary. Sequoia's 1993 Employee Stock Purchase Plan, which is generally available to all employees, including executive officers, allows participants to purchase up to a maximum of 500 shares of Common Stock per offering period at a discount of 15% from the fair market value of such Common Stock at the beginning or end of the applicable offering period.

  The amount of perquisites provided to executive officers, as determined in accordance with the rules of the Commission relating to executive compensation, did not exceed 10% of salary of any executive officer for the fiscal year ended June 30, 1996.

 Chief Executive Officer Compensation

  During the fiscal year ended June 30, 1996, the Company's current President and Chief Executive Officer, J. Michael Stewart, participated in the programs discussed above, as did his predecessor, Mr. McMullan. The performance criteria for Mr. Stewart's annual incentive program stressed the maintenance of profitability while posturing Sequoia for significant future growth. Mr. Stewart received aggregate salary of $211,300 during fiscal 1996.

  In conformance with the compensation program specified herein, and in light of Sequoia's performance, the Compensation Committee awarded Mr. Stewart options to acquire 46,000 shares of Sequoia Common Stock in fiscal 1996.

 Compliance with Internal Revenue Code Section 162(m)

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation's chief executive officer and four other most-highly-compensated executive officers. Qualifying compensation will not be subject to the deduction limit if certain requirements are met. Although Sequoia has not paid any of its executive officers compensation over $1 million and has no plans to do so, it intends to establish a limit on option grants to employees in a manner that complies with the provisions of the statute.

                                          The Compensation Committee

                                          Francis J. Hughes, Jr., Chairman
                                          Dean C. Campbell
                                          John F. Smith

                             STOCK OPTION REPRICING
                         10-YEAR OPTION/SAR REPRICINGS

                                                 MARKET
                                                 PRICE       EXERCISE            LENGTH OF ORIGINAL
                                  NUMBER OF     OF STOCK     PRICE AT              TERM REMAINING
                                 OPTIONS/SARS  AT TIME OF    TIME OF      NEW        AT DATE OF
                                 REPRICED OR  REPRICING OR REPRICING OR EXERCISE    REPRICING OR
          NAME            DATE     AMENDED     AMENDMENT    AMENDMENT    PRICE      AMENDMENT(1)
          ----           ------- ------------ ------------ ------------ -------- ------------------
J. Michael Stewart...... 3/11/96    50,000       $3.875     $ 4.00       $3.875         109
                         3/11/96    46,000       $3.875     $ 6.75       $3.875         113
Cornelius P.
 McMullan(2)............ 5/16/93    60,000       $2.25      $ 3.75       $2.25          113
Richard B. Goldman(3)... 3/11/96    24,000       $3.875     $ 6.75       $3.875         113
                         5/16/93    70,000       $2.25      $ 3.50       $2.25          109
                         5/16/93    30,000       $2.25      $ 3.25       $2.25          113
Jack J. Stiffler........ 3/11/96    10,000       $3.875     $ 4.00       $3.875          99
                         3/11/96    23,000       $3.875     $ 6.75       $3.875         113
                         5/16/93     3,503       $2.25      $ 4.00       $2.25           77
                         5/16/93     3,857       $2.25      $ 5.125      $2.25           90
                         5/16/93    10,000       $2.25      $12.375      $2.25           97
                         5/16/93     5,000       $2.25      $15.00       $2.25          103
                         5/16/93    15,000       $2.25      $ 7.00       $2.25          109
                         5/16/93     1,000       $2.25      $ 3.50       $2.25          112
John C. Leonardo, Jr.... 3/11/96    25,000       $3.875     $ 4.00       $3.875         109
                         3/11/96    50,000       $3.875     $ 6.75       $3.875         113
                         3/11/96    34,000       $3.875     $ 6.75       $3.875         113
Jeremy F. Swett......... 3/11/96    10,000       $3.875     $ 6.75       $3.875         113
Ronald Groen............ 3/11/96    12,500       $3.875     $ 4.00       $3.875         109
                         3/11/96    22,500       $3.875     $ 6.75       $3.875         113
James E. McDermott...... 3/11/96    25,000       $3.875     $ 4.00       $3.875         109
                         3/11/96    26,000       $3.875     $ 6.875      $3.875         113
James A. Reinhold(4).... 3/11/96    25,000       $3.875     $ 4.00       $3.875         109
                         3/11/96    30,000       $3.875     $ 6.75       $3.875         113
William C. Gould(5)..... 3/11/96    20,000       $3.875     $ 6.75       $3.875         113
                         5/16/93    20,000       $2.25      $13.125      $2.25           99
                         5/16/93     4,000       $2.25      $14.125      $2.25          107
                         5/16/93       700       $2.25      $ 3.50       $2.25          113
David A. Butler(6)...... 3/11/96    10,000       $3.875     $ 6.75       $3.875         113
                         5/16/93     1,000       $2.25      $ 7.00       $2.25          110
                         5/16/93       400       $2.25      $ 3.50       $2.25          113
John M. Owens(7)........ 3/11/96    25,000       $3.875     $ 4.9375     $3.875         101
                         3/11/96    19,000       $3.875     $ 6.75       $3.875         113
Andrew P. Wood(8)....... 3/11/96    15,000       $3.875     $ 6.75       $3.875         113
                         5/16/93     1,400       $2.25      $11.375      $2.25           98
                         5/16/93       700       $2.25      $ 7.00       $2.25          110
                         5/16/93       400       $2.25      $ 3.50       $2.25          113
                         5/16/93     1,000       $2.25      $ 5.125      $2.25           86

--------
(1) Data is presented in terms of months
(2) Mr. McMullan resigned from the Company on January 30, 1996.
(3) Mr. Goldman resigned from the Company on May 17, 1996.
(4) Mr. Reinhold resigned from the Company on September 20, 1996.
(5) Mr. Gould resigned from the Company on January 14, 1997.
(6) Mr. Butler resigned from the Company on May 30, 1996.
(7) Mr. Owens resigned from the Company on January 14, 1997.
(8) Mr. Wood resigned from the Company on April 30, 1996.

REPORT ON REPRICING OF OPTIONS

  On March 11, 1996, the Compensation Committee of the Board of Directors approved a stock option exchange program (the "Exchange Program"), pursuant to which employees and officers holding incentive stock options and non-statutory options under the Company's 1986 Incentive Stock Option Plan and 1986 Supplemental Stock Option Plan (collectively, the "Stock Plans") were given the opportunity, on or after that date, to exchange such options for new options.

  Because of significant declines in the market value of the Company's Common Stock, most outstanding options at that time were exercisable at prices which substantially exceeded the market value of the Common Stock. In view of such declines in market value and in keeping with the Company's philosophy of utilizing equity incentives to motivate and retain qualified employees, the Compensation Committee felt it was important to regain the incentive intended to be provided by options to purchase shares of the Company's Common Stock.

  Under the Exchange Program, holders of stock options on March 11, 1996 which were granted under the Stock Plans and which had an exercise price greater than $3.875 per share (the "Existing Options") were offered the opportunity to request that the Company issue new options ("New Options") having an exercise price equal to $3.875, the fair market value of a share of the Company's Common Stock on that date (the "Base Exercise Price"). New Options granted with respect to Existing Options that were vested as of March 11, 1996 (other than Existing Options granted on August 7, 1995 which were to vest in part subject to the achievement of certain performance goals) were not subject to any additional vesting periods. New Options granted with respect to Existing Options granted on August 7, 1995 were subject to a ratable 48 month vesting period commencing March 11, 1996.

  A total of 404 option holders (constituting 100% of eligible option holders) holding options to purchase an aggregate of 1,140,823 shares of Common Stock under Existing Options elected to participate in the Exchange Program and were issued the same aggregate number of New Options as they had held Existing Options.

  Except as noted with regard to the Existing Options granted on August 7, 1995, the New Options modify only the exercise price of the Existing Options to which each relates and were issued under and are governed by the respective Stock Plan under which such options were originally granted. Other than the different exercise price and, in the case of the August 7, 1995 Existing Options, the commencement of a new vesting schedule not based in part on performance, the option agreements relating to the New Options are substantially identical to the option agreements for the Existing Options they replaced.

                                          The Compensation Committee

                                          Francis J. Hughes, Jr., Chairman
                                          Dean C. Campbell
                                          John F. Smith

COMPARATIVE STOCK PERFORMANCE

  The cumulative stock performance graph below compares the cumulative shareholder return on Common Stock for the period from June 30, 1991 through the fiscal year ended June 30, 1996 with the cumulative return on the Nasdaq National Market (U.S. Companies) (the "Nasdaq Composite Index") and (ii) a group consisting of publicly-traded United States companies in Sequoia's line of business (the "Peer Group") for the same period (assuming an investment of $100 in Common Stock, the Nasdaq Composite Index and the Peer Group on June 30, 1991 and reinvestment of all dividends). Measurement points are June 30, 1991 and the last trading days of Sequoia's fiscal years ended June 30, 1992, 1993, 1994, 1995 and 1996.

  The Peer Group consists of the following companies:

    Tandem Computers Incorporated
    Stratus Computer, Inc.
    Sequent Computer Systems, Inc.




               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
AMONG SEQUOIA SYSTEMS INC., THE NASDAQ STOCK MARKET-US INDEX AND A PEER GROUP



                         6/91     6/92     6/93     6/94     6/95     6/96
SEQUOIA SYSTEMS INC.      100       88       18       35       39       27
PEER GROUP                100      107      102       89      117       94
NASDAQ STOCK
MARKET-US                 100      120      151      153      204      261



*  $100 INVESTED ON 6/30/91 IN STOCK OR INDEX-
   INCLUDING REINVESTMENT OF DIVIDENDS.
   FISCAL YEAR ENDING JUNE 30.

   ITEM 2--AMENDMENT TO THE AMENDED RESTATED CERTIFICATE OF INCORPORATION TO
                        CHANGE THE NAME OF THE COMPANY

  As part of its agreement to sell substantially all the assets of its Sequoia Enterprise Systems business unit to General Automation, Inc., which sale was completed on October 11, 1996, the Company agreed to convey its right to use the name "Sequoia" to General Automation. The Company further agreed to propose to its stockholders at its 1996 Annual Meeting an amendment to its charter documents for the purpose of changing the name of the corporation to one not incorporating the word "Sequoia" so as to avoid confusion in the marketplace. With the sale of the Sequoia Enterprise Systems business unit, the Company's Texas Microsystems, Inc. subsidiary, which was acquired by the Company through merger on March 31, 1995 and which has a well-established leadership position in its markets, accounts for all of the Company's current operating revenue. Accordingly, on February 11, 1997, the Board voted to recommend to the Company's stockholders that the name of the Company be changed to "Texas Micro, Inc." and that Article I of the Company's Amended Restated Certificate of Incorporation be amended to read as follows: "The name of this Corporation is Texas Micro, Inc."

  The Board believes that the adoption of the amendment to the Amended Restated Certificate of Incorporation so as to change the name of the Company to "Texas Micro, Inc." is in the best interests of Sequoia and its stockholders and therefore recommends a vote FOR this proposal.

            ITEM 3--AMENDMENT TO 1993 EMPLOYEE STOCK PURCHASE PLAN

  The purpose of the Company's 1993 Employee Stock Purchase Plan (the "ESPP") is to encourage ownership in the Company by employees, including officers, and to provide a further incentive to retain and motivate such employees. The ESPP currently covers 750,000 shares of Sequoia Common Stock, and its current six-month offering period will close on June 30, 1997, at which time the ESPP will expire. As of January 15, 1997, 209,025 shares had been issued under the ESPP. On February 11, 1997, the Board voted to amend the ESPP by extending its termination date by two years until June 30, 1999 and by permitting employee purchases thereunder until such date. Following is a summary of the material provisions of the ESPP.

  The ESPP is administered by the Board of Directors and covers 750,000 shares of Common Stock, subject to adjustment for any dividend, stock split or other relevant changes in Sequoia's capitalization ("Shares"). With certain limited exceptions, all full-time employees, including officers, employed by Sequoia for at least three months are eligible to participate in the ESPP.

  The Plan consists of four consecutive six-month offerings of 62,500 Shares each, commencing July 1, 1993 and ending June 30, 1995 and four consecutive six-month offerings of 125,000 Shares each, commencing July 1, 1995 and ending June 30, 1997. The number of Shares may be increased at the election of the Board by the number of Shares, if any, which were made available, but not purchased during an earlier offering. The proposed amendment to the ESPP will extend its termination date by two years until June 30, 1999 and permit employee purchases thereunder until such date. The amendment will make no change to the total number of Shares available for purchase under the ESPP.

  On the first day of a designated six-month offering period, the Company grants to each eligible employee who has elected to participate in the ESPP an option to purchase Shares as follows: the employee may authorize an amount (a whole percentage from 1% to 6%) of such employee's monetary compensation, as defined in the ESPP, to be deducted from such compensation during the offering period. On the last day of the offering period, the employee is deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions. Under the terms of the ESPP, the option price is an amount equal to 85% of the fair market value per Share of the Sequoia Common Stock on either the first day or the last day of the offering period, whichever is lower. In no event, however, may an employee purchase more than 500 Shares in any one offering period.

FEDERAL INCOME TAX CONSEQUENCES

  The ESPP is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended.
Section 423 provides that a participating employee does not have to pay any federal income tax when such employee joins the ESPP or when an offering ends and such employee receives Shares of Sequoia Common Stock. The employee is required, however, to pay federal income tax on the difference, if any, between the price at which he sells the Shares and the price he paid for them.

  If the employee has owned the Shares for more than one year and disposes of them at least two years after the date an offering commenced, he will be taxed as described below. If the market price of the Shares on the date they are sold is equal to or less than the price paid for the Shares under the ESPP, the employee will incur long-term capital loss in the amount equal to the price paid over the sale price. If the sale price is higher than the price paid under the ESPP, such employee will recognize ordinary income in an amount equal to the lesser of (i) the market price of the Shares on the date the offering commenced over the price paid or (ii) the excess of the sale price over the price paid. Any further gain is treated as a long-term capital gain. Except as set forth below, Sequoia will generally not be entitled to a tax deduction upon the purchase or sale of Shares under the ESPP. If the employee sells the Shares before he has owned them for more than one year or before the expiration of a two-year period commencing on the date the offering period commenced, the employee will recognize ordinary income in the amount of the difference between the option price and the market price of the Shares on the date of purchase, and Sequoia will receive an expense deduction for the same amount. The employee will recognize a capital gain or loss for the difference between the sale price and the fair market value on the date of purchase.

BOARD RECOMMENDATION

  The Board believes that the adoption of the amendment to the 1993 Employee Stock Purchase Plan, as described above, is in the best interests of Sequoia and its stockholders and therefore recommends a vote FOR this proposal.

               ITEM 4--AMENDMENT TO THE LONG-TERM INCENTIVE PLAN

  At the time of the Company's 1995 Annual Meeting of Stockholders, the Board recommended and the stockholders approved the adoption of the 1996 Long Term Incentive Plan (the "Plan") in order to encourage equity ownership among its employees and to permit the Company to attract, motivate and retain both executive and non-executive employees. The Board believes that the Plan promotes the interests of the Company and its stockholders by, among other things, providing incentives and rewards to those employees of the Company and its subsidiaries who contribute to the Company's growth in earnings.

  Under the terms of the Plan, the Company is authorized, among other things, to grant options to purchase up to 600,000 shares of Sequoia Common Stock ("Shares") to employees, including officers, of the Company. As of January 15, 1997, approximately 277,000 options to purchase an equivalent number of Shares had been granted. To continue the Company's ability to utilize the Plan for the purposes described above, the Board on February 11, 1997 voted to amend the Plan so as to permit the granting of an additional 350,000 options by increasing the maximum number of options to purchase Shares that may be granted under the terms of the Plan from 600,000 to 950,000 options, subject to stockholder approval. Following is a summary of the material provisions of the Plan.

  The Plan is administered in all respects by the Compensation Committee of the Board (the "Committee"). The Committee has plenary authority to interpret the Plan and may adopt rules and regulations relating to the Plan. The Committee selects the employees, including executive officers and employees who are also directors, to whom grants will be made; determines the number, frequency and timing of awards as well as the type of award and its exercise or purchase price, if any; prescribes any performance criteria to be met and any restrictions on exercise of awards or receipt of Shares or cash, and determines any other terms or conditions applicable to any awards, including exercise or vesting schedules and the conditions under which exercisability or vesting may be accelerated, such as in the event of death or disability. A participant may receive more than one grant of awards under the Plan, and awards may be exercisable independently of, jointly with, or in the alternative with respect to other awards, all as the Committee may determine.

  A total of 600,000 Shares (950,000 Shares if the proposed amendment is approved) may be issued under the Plan, subject to adjustments for stock splits, stock dividends, or other changes in capital stock of the Company. To the extent that awards under the Plan do not vest or otherwise revert to the Company, the Shares represented by such awards may be the subject of future awards. The Plan provides that a maximum of 120,000 stock options or Stock Appreciation Rights ("SARs") may be granted to any one participant in any one calendar year. On January 15, 1997 Sequoia's Common Stock closed at $2.188 on the Nasdaq National Market.

  The Committee may grant awards in the form of non-qualified stock options or incentive stock options (as defined in Section 422(b) of the Code). The exercise price of a non-qualified stock option may not be less than 65% of the fair market value of such Shares on the date of grant, and the exercise price of an incentive stock option may not be less than the fair market value of such Shares on the date of grant. Each grant of an incentive stock option will not be exercisable more than ten years after grant, and will include any other provisions necessary to comply with Section 422 of the Code. Awards of SARs may also be granted either in tandem with grants of stock options (and exercisable as an alternative to the exercise of the stock options) or separately. SARs allow the grantee to receive without payment, and upon surrender of the SARs and tandem options or of the separate SARs, an amount payable in cash, Shares or a combination thereof, as determined by the Committee, not exceeding the value on the exercise date of the number of Shares for which the SARs are exercised over the exercise price of the SARs. The exercise price of an SAR may not be less than the fair market value of a Share on the date of grant, or in the case of an SAR granted in relation to an option, not less than the option exercise price.

  In addition, the Committee may in its discretion grant other awards that consist of or are denominated in or payable in Shares, or that are valued by reference to or are otherwise based on or related to Shares. Such awards may include, for example, restricted Shares (limited in amount, as described below) that are forfeitable upon termination of employment or failure to achieve specified performance goals or that require no consideration other than services rendered, phantom shares, performance bonus awards or other awards payable in cash, Shares or a combination thereof. All awards are nontransferable (other than by will or by the laws of descent and distribution) and may be exercised during the grantee's lifetime only by the grantee. The Committee may subject the awards to vesting or earnout provisions, restrictions on transfer or in incidence of ownership, and other conditions. A maximum of 100,000 restricted Shares may be granted in the aggregate under the Plan, no more than 25,000 of which may be granted to any one Plan participant in any calendar year.

  In the event of a merger, reorganization, recapitalization, stock dividend, stock split or other change in capitalization, the Committee has the discretion to prevent dilution or enlargement of grantees' rights and benefits such as by adjusting the aggregate number and type of Shares available for awards, the number and type of Shares subject to outstanding awards, the time of vesting of outstanding awards, or the purchase or exercise price of outstanding awards. The Committee may permit the exercise or purchase price (if any) of awards, including options, granted under the Plan to be paid in cash or through delivery of Shares having a fair market value equal to all or a portion of such price; by authorizing the Company to withhold Shares comprising part of an award and having a fair market value equal to all or a portion of such price; by payment from the grantee's broker as instructed by the grantee; or by other means at the discretion of the Committee. In addition, in the event of a consolidation, merger or sale of all or substantially all the assets of the Company, the Board may, in its discretion, provide, among other things, that stock options and SARs shall be assumed by the acquiring or succeeding corporation, or replaced by equivalent stock options or SARs of such corporation, or that outstanding stock options shall become exercisable in full immediately prior to any such consolidation, merger or sale.

  The Board may at any time terminate, suspend or amend the Plan in any way, without stockholder approval, subject to the following exceptions. The Board may not without stockholder approval, materially increase the benefits accruing to participants under the Plan or change (except as appropriate to reflect a change in the capitalization of the Company) the aggregate number of Shares available for grant or the class of persons eligible for awards under the Plan. Further, the Board may not take any action with respect to the Plan that would adversely affect the rights previously acquired by any grantee without such grantee's consent.

FEDERAL INCOME TAX CONSEQUENCES

  The principal federal income tax consequences to the Company and to the grantee of the grant and exercise of awards under the Plan under existing applicable provisions of the Code and regulations thereunder are substantially as outlined in summary form below.

  The grant of an option will not have any tax consequences to the grantee or the Company. If Shares purchased pursuant to the exercise of an incentive stock option are not disposed of by the grantee for two years after the grant of the incentive stock option and for one year after exercise, then (i) the grantee will not recognize income upon the exercise of the incentive stock option; (ii) any gain or loss will be recognized only upon ultimate disposition of the Shares; (iii) assuming the Shares constitute capital assets in the grantee's hands, the gain or loss will be treated as long-term capital gain or loss; and (iv) the Company will not be entitled to a tax deduction. The difference between the option price and the fair market value of the Shares acquired upon exercise of an incentive stock option is considered an item of adjustment included in the grantee's income for purposes of the alternative minimum tax under the Code.

  If the grantee disposes of the Shares acquired by the exercise of an incentive stock option before the expiration of the required one and two year holding periods described above, the grantee must treat as ordinary income in the year of such disposition an amount equal to the difference between the option price and the lesser of the fair market value of the Shares on the date of exercise or the selling price. The balance of any gain or loss on such disposition will be treated as a capital gain or loss (long-term or short-term, depending on whether the Shares have been held for more than one year). The Company will be entitled to a tax deduction in the year of disposition equal to the amount of ordinary income recognized by the grantee.

  In general, upon exercise of a non-qualified stock option, the grantee will recognize ordinary income equal to the difference between the option exercise price and the fair market value (on the date of exercise) of the Shares purchased, and the Company will be entitled to a tax deduction in that amount. When the grantee disposes of Shares acquired by the exercise of a non-qualified stock option, any gain or loss on such disposition (generally, the difference between the amount realized on disposition and the fair market value of the Shares on the date of exercise) will be treated as capital gain or loss (long-term or short-term, depending on whether the Shares have been held for more than one year).

  Generally, no gain or loss will be recognized by a grantee upon transfer to the Company of previously acquired Shares of common stock in payment of all or a portion of the incentive stock option or non-qualified stock option exercise price.

  No taxable income is recognized by a grantee of an SAR under the Plan. The grantee must recognize as ordinary income any cash delivered and the fair market value of any Shares delivered in payment of an amount due under an SAR. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the grantee, subject to the limitations of Section 162(m) of the Code. On the disposition by the grantee of any Shares received in payment of an SAR, any additional gain or loss recognized will be a capital gain or loss and will be a long-term gain or loss if the Shares are held for more than one year.

  The Company has the right under the Plan to collect from the grantee an amount sufficient to satisfy any withholding tax obligation that arises in connection with any award or to deduct a sufficient amount of cash or Shares from other payments or transfers otherwise due to the grantee. The Committee also may permit a grantee to satisfy the obligation by any of the methods described above for payment of the exercise or purchase price of awards.

  Substantially all employees are eligible to participate in the Plan. The number of Shares that may be granted to executive officers and non-executive officers is indeterminable at this time, as such grants are subject to the discretion of the Committee.

BOARD RECOMMENDATION

  The Board believes that the adoption of the amendment to the 1996 Long Term Incentive Plan, as described above, is in the best interests of Sequoia and its stockholders and therefore recommends a vote FOR this proposal.

         ITEM 5--RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

  Subject to ratification by the stockholders, the Board, on the recommendation of its Audit Committee, has selected the firm of Coopers & Lybrand L.L.P. as Sequoia's independent accountants for the fiscal year ending June 30, 1997.

  Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

  If the stockholders of Sequoia do not ratify the selection of Coopers & Lybrand L.L.P. as Sequoia's independent accountants, the selection of such accountants will be reconsidered by the Board.

BOARD RECOMMENDATION

  The Sequoia Board believes that the ratification of the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending June 30, 1997 is in the best interests of the Company and its stockholders and therefore recommends a vote FOR this proposal.

                                 OTHER MATTERS

  The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

  All expenses of the Company's solicitation of proxies, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees soliciting proxies will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company has retained Morrow & Co., Inc. for assistance in connection the Annual Meeting at an estimated expense of approximately $4,000, plus reasonable out-of-pocket expenses. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such persons for reasonable expenses incurred in connection therewith.

  A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request of the Chief Financial Officer of the Company at 5959 Corporate Drive, Suite 1600, Houston, Texas 77036

                             STOCKHOLDER PROPOSALS

  Pursuant to Rule 14a-8 under the Exchange Act, Company stockholders may present proper proposals for inclusion in the Company's proxy statement for consideration at the next annual meeting of stockholders by submitting their proposals to the Company in a timely manner. In order to be considered for inclusion in the proxy statement for the annual meeting of stockholders to be held after the fiscal year ending June 30, 1997, stockholder proposals must be received by the Secretary of the Company by August 1, 1997.

                                          By Order of the Board of Directors,

                                          LOGO
                                          Jeremy F. Swett
                                          Secretary

LOGO


                             SEQUOIA SYSTEMS, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 16, 1997

   THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

  The undersigned, revoking all prior proxies, hereby appoint(s) J. Michael Stewart and K.R. Sumrall, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of Sequoia Systems, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at 5959 Corporate Drive, Houston, Texas, on Wednesday, April 16, 1997 at 10:00 a.m., local time, and at any adjournment or adjournments thereof.

  In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR proposals 1, 2, 3, 4 and 5. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised.

  1. To elect J. Michael Stewart and Frank B. Ryan as Class III Directors of the Company as described in the Proxy Statement.
     [_] FOR    [_] WITHHELD
     -------------------------
     For all nominees except as noted above

LOGO

  2. To approve a proposed amendment to Article I of the Company's Amended Restated Certificate of Incorporation, changing the name of the Company to "Texas Micro, Inc."
     [_] FOR    [_] AGAINST    [_] ABSTAIN
  3. To amend the Company's 1993 Employee Stock Purchase Plan by extending its termination date by two years, from June 30, 1997 until June 30, 1999 and by permitting employee purchases thereunder until such date.
     [_] FOR    [_] AGAINST    [_] ABSTAIN
  4. To amend the Company's Long Term Incentive Plan by increasing the number of options available for grant thereunder from 600,000 to 950,000 options.
     [_] FOR    [_] AGAINST    [_] ABSTAIN
  5. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's Independent Accountants.
     [_] FOR    [_] AGAINST    [_] ABSTAIN
  6. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

                                         Signature: _________________ Date

                                         Signature: _________________ Date
                                         Please sign exactly as name appears
                                         hereon. When shares are held by joint
                                         owners, both should sign. When sign-
                                         ing as attorney, executor, adminis-
                                         trator, trustee or guardian, please
                                         give the full title as such. If a
                                         corporation, please sign in full cor-
                                         porate name by President or other au-
                                         thorized officer. If a partnership,
                                         please sign in partnership name by
                                         authorized person.